Exhibit 10.1

BANK OF KENTUCKY
CRESTVIEW, KENTUCKY

EXECUTIVE DEFERRED CONTRIBUTION PLAN

AMENDMENT # 3

The undersigned, a duly authorized officer of Bank of Kentucky  (“Company”) hereby adopts this Amendment Number 3 to the Bank of Kentucky Executive Deferred Contribution Plan, adopted on September 1, 2003  (“Plan”).

1.
In order to revise the definition of “Disability” to comport with that contained in Treas. Reg. Section 1.409A-3(i)(1)(4), Section 1.8 of the Plan is hereby deleted and substituted therefor is a new Section 1.8 to read as follows, effective January 1, 2005:

DISABILITY means the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the participant's employer. A service provider will be deemed disabled if the service provider is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.
In order to revise the definition of “Separation from Service” to comport with that contained in Treas. Reg. Section 1.409A-1(h), Section 1.15 of the Plan is hereby deleted and substituted therefor is a new Section 1.15 to read as follows, effective January 1, 2005:

SEPARATION FROM SERVICE has the meaning described in Treas. Reg. Section 1.409A-1(h), which provides that an employee separates from service with the employer if the employee dies, retires, or otherwise has a termination of employment with the employer.

3.
In order to expand the securities to which a Participant may direct investment of the Deferred Compensation Account, the following language is added to Article IV, effective upon adoption of this Amendment #3:

Common or preferred stock of the Company or an affiliate thereof is an acceptable deemed investment.

4.
In order to provide for a minimum delay of 6 months after a Separation from Service for a distribution of benefits to a Key Employee while the stock of the Company is traded on an exchange, as required by Treas. Reg. Section 1.409A-1(c)(3)(v),  Section 7.3 of the Plan is hereby amended to add the following language, effective January 1, 2005:

In the case of any key employee (as defined in Code section 416(i)) during a time at which the stock of the Company is publicly traded on an established securities market or otherwise, a payment upon a separation from service  may not be made before the date that is six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the key  employee).

5.	In order to provide for one form of benefit distribution, Article VIII is hereby deleted and substituted therefor is a new Article VIII to read as follows, effective January 1, 2005:

ARTICLE VIII
FORM OF BENEFIT DISTRIBUTION

8.1           FORM OF DISTRIBUTION.  Distribution of benefits shall be made in a single lump sum payment of the entire balance in a Participant's Deferred Compensation Account.

6.	All other provisions of the Plan not otherwise affected by this amendment are hereby ratified and affirmed.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Bank of Kentucky hereby executes this Amendment Number 3 on this the   17th  day of November, 2010.

BANK OF KENTUCKY

By:	Robert W. Zapp

As Its:	President